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                                                                  EXHIBIT 3.1(a)

                            ARTICLES OF INCORPORATION

                                       OF

                           KENSINGTON BANKSHARES, INC.

         The undersigned incorporator, by the execution of these Articles of Incorporation, does hereby form a corporation (this "Corporation") under and accepts all the rights, privileges, benefits and obligations conferred and imposed by the Florida Business Corporation Act, and does hereby adopt these Articles of Incorporation of and for this Corporation in accordance with the laws of the State of Florida.

                                    ARTICLE I

                                 Corporate Name

         The name of this Corporation shall be:

                           Kensington Bankshares, Inc.

                                   ARTICLE II

                                 Mailing Address

         The mailing address of this Corporation as of the time of execution of these Articles of Incorporation is as follows:

                              1300 Pinehurst Drive
                            Springhill, Florida 34606

                                   ARTICLE III

                                     Purpose

         The principal purpose for which the Corporation is organized is to engage in banking and non-banking activities of a bank holding company which is registered with the Board of Governors of the Federal Reserve System under the Federal Bank Holding Company Act of 1956, as amended. This Corporation may engage in any and all lawful businesses allowed for such a bank holding company under state and federal law.

                                   ARTICLE IV

                                  Capital Stock

         The aggregate number of shares of capital stock authorized to be issued by this Corporation shall be 10,000,000 shares of Common Stock with a par value of $.01 per share.





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                                    ARTICLE V

                            Commencement of Existence

         The existence of this Corporation shall commence on the date these Articles of Incorporation are filed by the Department of State of the State of Florida.


                                   ARTICLE VI

                     Registered Office and Registered Agent

         The name of this Corporation's initial registered agent at this Corporation's initial registered office, and the street address of such office, are as follows:

                            William J. Schifino, Esq.
                           Schifino & Fleischer, P.A.
                              One Tampa City Center
                      201 North Franklin Street, Suite 2700
                              Tampa, Florida 33602

                                   ARTICLE VII

                                  Incorporator

                The name and street address of the incorporator of this Corporation are as follows:

                            William J. Schifino, Esq.
                           Schifino & Fleischer, P.A.
                              One Tampa City Center
                      201 North Franklin Street, Suite 2700
                              Tampa, Florida 33602

                                  ARTICLE VIII

                           Initial Board of Directors

         The initial Board of Directors of this Corporation shall consist of no less than one director. The number of directors may be increased or decreased from time to time, in accordance with the Bylaws for the Corporation but shall never be less than one. The initial Board of Directors shall consist of one member, his name and street address is as follows:

                                   Name Address

                              Mr. Gerald Archibald
                                4602 Laver Court
                              Tampa, Florida 33624


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         IN WITNESS WHEREOF, the undersigned incorporator has executed these
Articles of Incorporation this 26th day of January, 2001.


                                           ------------------------------------
                                           William J. Schifino, Incorporator